Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 333-207462) of Ellipse Technologies, Inc. (the “Company”) of our report dated August 6, 2015, related to our audit of the Company’s financial statements as of December 31, 2013 and for the year then ended, which appear in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California

October 30, 2015